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                          [LATHAM & WATKINS LETTERHEAD]



                                  July 2, 2001



NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92612



            Re: $8,400,000 Aggregate Offering Price of Securities of NeoTherapeutics, Inc.
                  -------------------------------------------------


Ladies and Gentlemen:

        At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") filed by NeoTherapeutics, Inc. (the "Company") on July 2, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $8,400,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of shares of common stock, par value $.001 per share (the "Common Stock").

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

        As such counsel, we have examined such matters of fact and questions of law considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.


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LATHAM & WATKINS

July 2, 2001
Page 2


        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware (the "Delaware GCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        The Company has the authority pursuant to its Certificate, to issue up to 50,000,000 shares of Common Stock. Upon adoption by the Board of Directors or a duly authorized committee of the Board of Directors of the Company of a resolution in form and content as required by the Delaware GCL approving the issuance and offering price of the shares of Common Stock offered pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and upon issuance and delivery of and receipt of full payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and when the Registration Statement and any required post-effective amendment thereto have all become effective and any and all Prospectus Supplement(s) required by applicable laws have been filed under the Securities Act, and assuming that (i) the Company has a sufficient number of authorized but unissued shares under the Certificate at the time of issuance, (ii) such shares as delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and (iii) such shares as delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion into any registration statement of the Company filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the caption "Validity of Common Stock" in the prospectus included therein.



                                                    Very truly yours,


                                                    /s/ LATHAM & WATKINS